UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2009
BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455

(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 443-5601
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 Press release of Berkshire Hills Bancorp, Inc. dated June 1, 2009

Item 8.01. Other Events.
     On June 1, 2009, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company of Berkshire Bank, issued a press release announcing that it is maintaining its existing merger terms with CNB Financial Corp. (“CNB”), the parent of Commonwealth National Bank, headquartered in Worcester, Massachusetts. On May 29, 2009, CNB announced that it is entering into discussions relating to unsolicited acquisition proposals that it has received. CNB affirmed its existing merger agreement with Berkshire, and stated that there can be no assurances that the unsolicited proposals will lead to termination of the existing merger agreement or the execution of a definitive agreement with a different party.
     A copy of the Company’s press release dated June 1, 2009 is attached hereto as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
The following Exhibit is attached as part of this report:
99.1	Press release of Berkshire Hills Bancorp, Inc. dated June 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: June 2, 2009	By:	/s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer